                                                                    Exhibit 99.2



                           GALILEO INTERNATIONAL, INC.
                           QUARTER ENDED JUNE 30, 2001
                                      INDEX

PART I - FINANCIAL INFORMATION                                                     PAGE
                                                                                   ----
        Item 1.    Financial Statements of Galileo International, Inc.

                   Condensed Consolidated Balance Sheets as of June 30, 2001
                   (unaudited) and December 31, 2000                                 3

                   Condensed Consolidated Statments of Income for the quarter
                   and six months ended June 30, 2001 and 2000 (unaudited)           4

                   Condensed Consolidated Statements of Cash Flows for the
                   six months ended June 30, 2001 and 2000 (unaudited)               5

                   Condensed Consolidated Statement of Stockholders' Equity
                   for the six months ended June 30, 2001 (unaudited)                6

                   Notes to Condensed Consolidated Financial Statements              7

PART I - FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

                           GALILEO INTERNATIONAL, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (In thousands, except share data)

                                                           June 30,    December 31,
                                                             2001         2000
                                                        -------------  -----------
                                                        (Unaudited)
                 ASSETS
                 ------
Current assets:
   Cash and cash equivalents                            $    17,643  $     2,460
   Accounts receivable, net                                 253,484      192,199
   Deferred tax assets                                       22,850       17,794
   Prepaid expenses                                          23,085       18,158
   Other current assets                                       9,350       14,084
                                                          -----------  -----------
Total current assets                                        326,412      244,695
Property and equipment, at cost:
   Land                                                       6,470        6,470
   Buildings and improvements                                76,757       76,452
   Equipment                                                419,503      416,406
                                                          -----------  -----------
                                                            502,730      499,328
   Less accumulated depreciation                            306,156      288,651
                                                          -----------  -----------
Net property and equipment                                  196,574      210,677
Computer software, net                                      195,386      160,270
Intangible assets, net                                      714,897      720,212
Other noncurrent assets                                     134,773      143,405
                                                          -----------  -----------
                                                        $ 1,568,042  $ 1,479,259
                                                          ===========  ===========


          LIABILITIES AND STOCKHOLDERS' EQUITY
          ------------------------------------
Current liabilities:
   Accounts payable                                     $    52,017  $    76,913
   Accrued commissions                                       45,184       34,471
   Income taxes payable                                      20,933        1,234
   Other accrued liabilities                                116,167      109,992
   Capital lease obligations, current portion                 8,753        1,638
   Long-term debt, current portion                          194,120      212,654
                                                          -----------  -----------
Total current liabilities                                   437,174      436,902

Pension and postretirement benefits                          87,565       79,285
Deferred tax liabilities                                     26,238       35,398
Other noncurrent liabilities                                 30,599       25,427
Capital lease obligations, less current portion              12,371        2,619
Long-term debt, less current portion                        456,207      434,392
                                                          -----------  -----------
Total liabilities                                         1,050,154    1,014,023
Stockholders' equity:
   Special voting preferred stock: $.01 par value;
     7 shares authorized; 3 shares issued and
     outstanding                                                  -            -
   Preferred stock: $.01 par value; 25,000,000 shares
     authorized; no shares issued                                 -            -
   Common stock: $.01 par value; 250,000,000 shares
     authorized; 105,540,057 and 105,232,696 shares
     issued; 87,462,281 and 88,311,977 shares
     outstanding                                              1,055        1,052
   Additional paid-in capital                               687,259      682,988
   Retained earnings                                        435,805      357,008
   Unamortized restricted stock grants                       (1,564)      (1,963)
   Accumulated other comprehensive income                    (8,635)      (4,493)
   Common stock held in treasury, at cost: 18,077,776
     and 16,920,719 shares                                 (596,032)    (569,356)
                                                          -----------  -----------
Total stockholders' equity                                  517,888      465,236
                                                          -----------  -----------
                                                        $ 1,568,042  $ 1,479,259
                                                          ===========  ===========

     See accompanying notes to condensed consolidated financial statements.

                                        GALILEO INTERNATIONAL, INC.
                                CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                (Unaudited, in thousands, except share data)


                                                         Quarter                  Six Months
                                                     Ended June 30,             Ended June 30,
                                                ------------------------  ------------------------
                                                   2001         2000          2001         2000
                                                   ----         ----          ----         ----
Revenues:
   Electronic global distribution services      $  424,510    $ 405,178      $ 867,056    $ 826,484
   Information and network services                 23,113       20,166         46,420       39,598
                                                -----------  -----------    -----------  -----------
                                                   447,623      425,344        913,476      866,082
Operating expenses:
   Cost of operations                              164,457      154,776        328,102      288,780
   Commissions, selling and administrative         192,778      176,013        390,768      356,747
   Special charge - services agreement                   -            -              -       19,725
   Special charge - in-process research
        and development write-off                        -            -              -        7,000
                                                -----------  -----------     -----------  -----------
                                                   357,235      330,789         718,870      672,252
                                                -----------  -----------     -----------  -----------
Operating income                                    90,388       94,555         194,606      193,830

Other income (expense):
   Interest expense, net                            (8,850)     (12,293)        (19,338)     (21,568)
   Other, net                                       (2,896)      (2,484)         (6,340)      (4,868)
                                                -----------  -----------     -----------  -----------
Income before income taxes                          78,642       79,778         168,928      167,394

Income taxes                                        34,602       36,618          74,328       76,834
                                                -----------  -----------     -----------  -----------
Net income                                        $ 44,040     $ 43,160        $ 94,600     $ 90,560
                                                ===========  ===========     ===========  ===========
Weighted average shares outstanding             87,441,618   91,154,649      87,708,479   90,916,802
                                                ===========  ===========     ===========  ===========
Basic earnings per share                            $ 0.50       $ 0.47          $ 1.08       $ 1.00
                                                ===========  ===========     ===========  ===========
Diluted weighted average shares outstanding     87,805,666   91,737,064      88,020,911   91,319,805
                                                ===========  ===========     ===========  ===========
Diluted earnings per share                          $ 0.50       $ 0.47          $ 1.07       $ 0.99
                                                ===========  ===========     ===========  ===========


                See accompanying notes to condensed consolidated financial statements.


                           GALILEO INTERNATIONAL, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (Unaudited, in thousands)

                                                              Six Months
                                                            Ended June 30,
                                                        -----------------------
                                                          2001         2000
                                                          ----         ----
Operating activities:
   Net income                                           $ 94,600     $ 90,560
   Adjustments to reconcile net income to net cash
    provided by operating activities:
      Depreciation and amortization                      122,213      100,726
      Write-off of in-process research and development         -        7,000
      Gain on sale of assets                              (1,096)         (48)
      Deferred income taxes, net                         (12,737)     (17,118)
      Changes in operating assets and liabilities,
          net of effects from acquisition of businesses:
        Accounts receivable, net                         (61,987)     (64,889)
        Other current assets                              (1,053)      10,217
        Noncurrent assets                                  5,553       (2,764)
        Accounts payable and accrued commissions          14,222       21,314
        Accrued liabilities                                7,964        3,817
        Income taxes payable                              18,548       22,277
        Noncurrent liabilities                            13,079        8,866
      Other                                                6,848        1,637
                                                        ----------   ----------

Net cash provided by operating activities                206,154      181,595

Investing activities:
   Purchase of property and equipment                    (58,654)     (15,853)
   Purchase and capitalization of computer software      (45,989)     (17,287)
   Proceeds on sale of assets                              4,795          227
   Acquisition of businesses, net of cash acquired of
    $167 and $15,551, respectively                       (12,802)    (129,191)
   Other investing activities                             (4,938)     (27,421)
                                                        ----------   ----------

Net cash used in investing activities                   (117,588)    (189,525)

Financing activities:
   Borrowings under credit agreements                    102,000      184,000
   Repayments under credit agreements                   (133,000)     (30,000)
   Dividends paid to stockholders                        (15,803)     (16,312)
   Repurchase of common stock for treasury               (26,676)    (119,583)
   Payments of capital lease obligations                    (826)         (61)
   Other financing activities                              1,157          406
                                                        ----------   ----------

Net cash (used in) provided by financing activities      (73,148)      18,450
Effect of exchange rate changes on cash                     (235)        (157)
                                                        ----------   ----------

Increase in cash and cash equivalents                     15,183       10,363
Cash and cash equivalents at beginning of period           2,460        1,794
                                                        ----------   ----------

Cash and cash equivalents at end of period              $ 17,643     $ 12,157
                                                        ==========   ==========


     See accompanying notes to condensed consolidated financial statements.


                                                          GALILEO INTERNATIONAL, INC.
                                            CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                                  (Unaudited, in thousands, except share data)


                                                                                  Special
                                                                                   Voting                   Additional
                                                                                 Preferred      Common       Paid-in      Retained
                                                                                   Stock         Stock       Capital      Earnings
                                                                                ------------ ------------- ------------ ------------

Balance at December 31, 2000                                                    $         -  $      1,052  $   682,988  $   357,008
Comprehensive income:
   Net income                                                                             -             -            -       94,600
   Other comprehensive income (loss), net of tax:
    Unrealized holding losses on marketable securities                                    -             -            -            -
    Reclassification adjustment for gains included
      in net income                                                                       -             -            -            -
    Foreign currency translation adjustments                                              -             -            -            -
    Cash flow hedge- net derivative losses                                                -             -            -            -

   Other comprehensive income (loss)

Comprehensive income
Amortization of restricted stock grants                                                   -             -            -            -
Issuance of 261,749 shares of common stock under
   employee stock option plans                                                            -             3        3,616            -
Issuance of 45,612 shares of common stock under
   employee stock purchase plan                                                           -             -          655            -
Repurchase of 1,157,057 shares of common stock
   for treasury                                                                           -             -            -            -
Dividends paid ($0.18 per share)                                                          -             -            -      (15,803)
                                                                                ------------ ------------- ----------- -------------

Balance at June 30, 2001                                                        $         -  $      1,055  $   687,259  $   435,805
                                                                                ============ ============= ============= ===========

                                                                                              Accumulated
                                                                                 Unamortized    Other
                                                                                 Restricted  Comprehensive   Treasury
                                                                                Stock Grants    Income        Stock        Total
                                                                                ------------ ------------  ----------- -------------

Balance at December 31, 2000                                                    $    (1,963) $     (4,493) $  (569,356) $   465,236
Comprehensive income:
   Net income                                                                             -             -            -       94,600
   Other comprehensive income (loss), net of tax:
    Unrealized holding losses on marketable securities                                    -          (799)           -         (799)
    Reclassification adjustment for gains included
      in net income                                                                       -          (686)           -         (686)
    Foreign currency translation adjustments                                              -        (2,170)           -       (2,170)
    Cash flow hedge- net derivative losses                                                -          (487)           -         (487)
                                                                                                                        ------------
   Other comprehensive income (loss)                                                                                         (4,142)
                                                                                                                        ------------
Comprehensive income                                                                                                         90,458
Amortization of restricted stock grants                                                 399             -            -          399
Issuance of 261,749 shares of common stock under
   employee stock option plans                                                            -             -            -        3,619
Issuance of 45,612 shares of common stock under
   employee stock purchase plan                                                           -             -            -          655
Repurchase of 1,157,057 shares of common stock
   for treasury                                                                           -             -      (26,676)     (26,676)
Dividends paid ($0.18 per share)                                                          -             -            -      (15,803)
                                                                                ------------ ------------- ------------ ------------
Balance at June 30, 2001                                                        $    (1,564) $     (8,635) $  (596,032) $   517,888
                                                                                ============ ============= ============ ============


                                    See accompanying notes to condensed consolidated financial statements.


                                                                                6


                       GALILEO INTERNATIONAL, INC.
          NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - BASIS OF PRESENTATION

     The accompanying unaudited interim condensed consolidated financial statements of Galileo International, Inc. (herein referred to as the "Company", "Galileo", "we", "us", and "our") have been prepared pursuant to the rules of the Securities and Exchange Commission for quarterly reports on Form 10-Q and do not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America. The information furnished herein includes all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of results for the interim periods presented.

     The results of operations for the quarter and six months ended June 30, 2001 are not necessarily indicative of the results to be expected for the year ending December 31, 2001.

     These financial statements should be read in conjunction with the audited financial statements and notes to the audited financial statements for the year ended December 31, 2000 included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2001.


NOTE 2 - MERGER AGREEMENT WITH CENDANT CORPORATION

     On June 15, 2001, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with Cendant Corporation ("Cendant") and Galaxy Acquisition Corp., a subsidiary of Cendant, whereby such subsidiary will merge with and into the Company with the Company as the surviving corporation. Following the merger, the Company will be a wholly owned subsidiary of Cendant. The companies have filed all of the required notifications for U.S. and international regulatory approvals and have been notified by the U.S. Federal Trade Commission that early termination of the Hart-Scott-Rodino waiting period has been granted for the proposed acquisition. Additional information was provided to the Commission of the European Communities ( the "European Commission") in response to a request. Following receipt of this material, the European Commission advised that the effective date of the requisite notification is August 9, 2001. The European Commission has until September 11, 2001 to review the transaction. This initial review period may be extended for up to an additional four months if the European Commission decides to conduct a full investigation of the merger. Alternatively, the initial review period may be shortened at the discretion of the European Commission. On July 13, 2001, the Company announced that August 30, 2001 has been set as the date of its special meeting of stockholders to consider and vote on adoption of the Merger Agreement. The Company expects the transaction to close by the end of the third quarter of

2001, but can provide no assurance that the transaction will be completed or as to the timing of its completion. The transaction will be accounted for using the purchase method of accounting.


NOTE 3 - BUSINESS ACQUISITIONS

     On April 2, 2001, the Company acquired Southern Cross Distribution Systems Pty Limited ("Galileo Southern Cross") from Travel Industries Automated Systems Pty Limited, the owners of which are the Qantas Airways group, Ansett Airlines and Air New Zealand
(collectively, the "TIAS Owners"). Based in Sydney, Australia, Galileo Southern Cross distributes the Galileo computerized reservation system to travel agency locations across Australia, New Zealand and the South Pacific. In connection with this acquisition, the Company also obtained five-year non-compete agreements from the TIAS Owners and certain related parties. The purchase price of this acquisition, including the non-compete agreements, was $49.9 million. The purchase price consisted of cash payments totaling $12.5 million and the issuance of credit notes totaling $37.4 million. The pro forma effects of this acquisition are not significant.

     In connection with the acquisition of Galileo Southern Cross, the Company incurred expenses of $0.4 million, which have been accounted for as part of the purchase price. The Company accounted for this acquisition using the purchase method of accounting. Accordingly, the costs of this acquisition were allocated to the assets acquired and liabilities assumed based on their respective fair values. Goodwill and other intangibles related to the cost of the acquisition are being amortized over 5 to 17 years. The resulting amortization is included in cost of operations expenses. The results of operations and cash flows of Galileo Southern Cross have been consolidated with those of the Company from the date of acquisition.


NOTE 4 - INVESTMENTS

     On April 23, 2001, the Company acquired a minority equity interest in a travel-related company for $4.9 million. This investment is considered non-marketable as the equity securities are not publicly traded. The Company also completed the sale of one of its marketable equity investments resulting in a realized gain of $0.6 million during the six months ended June 30, 2001.

     For the six months ended June 30, 2001, the Company accounted for a $1.3 million unrealized holding loss on available-for-sale marketable equity securities in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities". The after tax effect of $0.8 million is included as a separate component of Stockholders' Equity.

     Also during the six months ended June 30, 2001, the Company recorded net impairment charges of $6.4 million to write down certain of the Company's non-marketable equity investments in technology-related companies to estimated fair value. The estimated fair values were determined by using management's estimates of the net proceeds the Company expects to recover upon the eventual disposition of the investments. The decline in the estimated fair values of these investments was considered to be other than temporary.

     At December 31, 2000 the Company owned 1,106,564 non-marketable depository certificates representing beneficial ownership of Equant N.V. ("Equant") common stock held by the SITA Foundation on behalf of its members. In November 2000, Equant announced a planned merger with France Telecom's Global One business. In connection with this planned merger, the SITA Foundation signed a Share Purchase Agreement (the "Share Purchase Agreement") with France Telecom S.A. to exchange all of its Equant shares for France Telecom shares. The merger was completed on June 29, 2001, at which time the SITA Foundation received one France Telecom common share for every 2.2 shares of Equant it owned. As a result, the Company now holds non-marketable depository certificates representing beneficial ownership of 502,984 shares of France Telecom common stock. The Share Purchase Agreement permits the SITA Foundation to distribute France Telecom shares to the depository certificate holders after a period of seven months has passed following the closing of the transaction. The SITA Foundation has not made a final decision concerning the timing of any distribution of France Telecom shares. France Telecom shares are listed on the New York Stock Exchange under the ticker symbol: FTE. If the Company's depository certificates were converted into registered common stock of France Telecom, the market value at June 30, 2001 would have been $24.3 million. The Company's carrying value of the depository certificates was nominal at June 30, 2001 and December 31, 2000. Any future disposal of such depository certificates may result in significant gains to the Company.


NOTE 5 - EARNINGS PER SHARE

     Basic earnings per share for the quarter and six months ended June 30, 2001 and 2000 is calculated based on the weighted average shares outstanding for the period. Diluted earnings per share is calculated as if the Company had additional Common Stock outstanding from the beginning of the year or the date of grant for all dilutive stock options, net of assumed repurchased shares using the treasury stock method. This resulted in an increase in the weighted average number of shares outstanding for the quarter and six months ended June 30, 2001 of 364,048 and 312,432, respectively. The increase in the weighted average number of shares outstanding for the quarter and six months ended June 30, 2000 was 582,415 and 403,003, respectively.


NOTE 6 - SPECIAL CHARGES

     The Company recorded a special charge of $1.7 million during the quarter ended September 30, 2000 related to the integration of Travel Automation Services Limited ("Galileo UK") into the Company's operations. The special charge was comprised of $1.4 million in severance costs related to the termination of 29 employees, and $0.3 million in facilities expenses. As of June 30, 2001, $1.3 million of severance related costs have been paid and charged against the liability and 24 employees have been terminated. The estimated remaining liabilities at June 30, 2001 and December 31, 2000 were $0.4 million and $1.1 million, respectively, and are included in the accompanying condensed consolidated balance sheets.

     In 1993, the Company, formerly Covia Partnership, combined with The Galileo Company Ltd. and consolidated its two data center facilities resulting in the closing of the Swindon, U.K. data center. In connection therewith, the estimated cost of the consolidation was charged to expense. At June 30, 2001 and December 31, 2000, the estimated remaining liabilities, principally related to facility closure costs, were $6.6 million and $7.0 million, respectively, and are included in the accompanying condensed consolidated balance sheets.


NOTE 7 - DEBT

     Outstanding long-term debt consists of the following at June 30, 2001 and December 31, 2000:

       (In millions)                           June 30,     December 31,
                                                 2001          2000
                                              ------------  ------------
       Five-year credit agreement                 $ 400.0       $ 400.0
       16-month credit agreement                    181.0         212.0
       Term loan                                     34.4          34.4
       CRS credit notes                              34.2             -
       Other                                          0.7           0.7
                                              ------------  ------------
                                                    650.3         647.1
       Less current portion of long-term debt       194.1         212.7
                                              ------------  ------------
       Long-term debt                             $ 456.2       $ 434.4
                                              ============  ============

        In connection, with the acquisition of Galileo Southern Cross in April 2001, the Company issued nine CRS Credit Notes ( the "Credit Notes"), with an aggregate notional amount of $37.4 million, to the former owners of Galileo Southern Cross. Payments on the Credit Notes are effectively made by reducing CRS booking fee invoices owed to the Company by these former owners. The maximum term of the Credit Notes is 36 months. Interest is payable quarterly and is based upon the 90-day LIBOR plus a specified margin. The effective interest rate on the Credit Notes for the quarter ended June 30, 2001 was 5.8%.

     In July 2001, the Company replaced the $500.0 million 16-month credit agreement that was due to expire in July 2001 with an amended and restated $350.0 million six-month credit agreement that expires in January 2002.

     As of June 30, 2001, the effective interest rate for amounts outstanding under the two credit agreements was 4.3%.

NOTE 8 - STOCKHOLDERS' EQUITY

     On February 22, 2001, the Board of Directors of the Company adopted a stockholder rights plan (the "Plan"). Under the Plan, the Company declared a dividend distribution of one Preferred Stock Purchase Right (a "Right") for each share of Common Stock of the Company outstanding at the close of business on March 8, 2001 (the "Record Date"), pursuant to the terms of a Rights Agreement, dated as of February 22, 2001 (the "Rights Agreement"). The Rights Agreement also provides, subject to specified exceptions and limitations, that shares of Common Stock issued or delivered from the Company's treasury after the Record Date will be entitled to and accompanied by Rights. The Rights are in all respects subject to and governed by the provisions of the Rights Agreement. The Rights initially trade together with the Company's Common Stock and are not exercisable. Under certain circumstances specified in the Rights Agreement, and in the absence of further action by the Company's Board of Directors, the rights generally will become exercisable and allow the holder to purchase from the Company one one-hundredth of a share of Series H Junior Participating Ordinary Preferred Stock at an initial purchase price of $90. The Board authorized the issuance of 2,500,000 preferred shares under the Plan, none of which have been issued. The Rights will become exercisable at a specified period of time after any person becomes the beneficial owner of 15% or more of the outstanding shares of Common Stock or commences a tender or exchange offer which, if consummated, would result in any person becoming the beneficial owner of 15% or more of the Common Stock, in each case, without the approval of the Board. If any person becomes the beneficial owner of 15% or more of the outstanding Common Stock, each Right will entitle the holder, other than the acquiring person, to purchase, for $90, a number of shares of the Common Stock having a market value of $180. For persons who, as of February 22, 2001, beneficially owned 15% or more of the outstanding Common Stock, the Plan "grandfathers" their current level of ownership, so long as they do not purchase additional shares that result in ownership of 20% or more of the outstanding
Common Stock. The Company's Board of Directors may, at its option, redeem all rights for $0.01 per Right at any time prior to the time the Rights become exercisable. The Rights will expire on March 8, 2011, unless earlier redeemed, exchanged or amended by the Board of Directors. Pursuant to its Merger Agreement, the Company amended the Plan to provide that the Rights would not become exercisable solely by reason of the execution and delivery of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement and that the Plan would expire immediately prior to the effective date of the merger.

     For the six months ended June 30, 2001, the Company accounted for an $0.8 million net derivative loss on cash flow hedges in accordance with SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). The after tax effect of $0.5 million is included as a separate component of Stockholders' Equity.

     The Company terminated its share repurchase program on June 15, 2001 pursuant to the Merger Agreement. The Company repurchased 470,658 of its shares in the open market at a total cost of $11.6 million between April 1 and June 15, 2001. As of June 15, 2001 the Company had repurchased $73.4 million in shares of its Common Stock under the $250 million share repurchase program, which was authorized by its Board of Directors in April 2000. As of June 30, 2001, the Company held a total of 18,077,776 shares in treasury.

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

     Comprehensive income for the six months ended June 30, 2000 was $87.4 million, comprised of net income of $90.6 million, unrealized holding losses on securities of $(0.7) million, and foreign currency translation adjustments of $(2.5) million.


NOTE 9 - SUPPLEMENTAL CASH FLOW INFORMATION

                                                      Six Months
(In millions)                                       Ended June 30,
                                                   ----------------
Cash paid for:                                     2001        2000
                                                   ----        ----
   Interest                                      $ 22.9      $ 24.0
   Income taxes                                    69.3        71.7
Noncash investing and financing activities:
   Capital lease obligations from acquisition
   of software                                     17.7          -


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